EXHIBIT 10(i)A4

National Service Industries, Inc.	NSI CENTER 1420 Peachtree Street, NE Atlanta, Georgia 30309-3002 (404) 853-1000

[GRAPHIC APPEARS HERE]	Carol Ellis Morgan Senior Vice President, General Counsel, and Secretary

June 3,2003	(404) 853-1281 (404) 853-1015 FAX carol.morgan@nationalservice.com

Acuity Brands, Inc.

Attention: Kenyon W, Murphy

1170 Peachtree Street, NE, Suite 2400

Atlanta, Georgia 30309-7676

Re:	Agreement and Plan of Distribution (the “Distribution Agreement”), dated as of November 30, 2001, by and between National Service Industries, Inc. and Acuity Brands, Inc.

Dear Ken:

Reference is hereby made to the Distribution Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Distribution Agreement.

Notwithstanding anything contained in Section 2. 10(a)(ii) of the Distribution Agreement to the contrary, the parties agree that: (a) SpinCo shall be permitted to manufacture products using labels, containers or other product literature bearing the “National Service Industries, Inc.” name, logo and any other trademark or service mark or other intellectual property included in the Parent Assets until November 30, 2003; and (b) SpinCo shall be permitted to ship products described in clause (a) above until November 30, 2004.

All other terms and provisions of the Distribution Agreement shall remain and continue in full force and effect. Please indicate your concurrence with the foregoing by executing and retuning a copy of this letter to the undersigned.

Sincerely,

NATIONAL SERVICE INDUSTRIES, INC.

By:	/s/ Carol Ellis Morgan
Carol Ellis Morgan Senior Vice President, General Counsel, and Secretary

AGREED TO AND ACCEPTED THIS

4th DAY OF June, 2003:

ACUITY BRANDS, INC.

By:	/s/ Kenyon W. Murphy
Kenyon W. Murphy Senior Vice President and General Counsel